SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LIQUI BOX CORP

                    GABELLI SECURITIES INC.
                                 5/24/02            2,600            66.9000
                                 5/16/02            2,000            66.8648
                    GAMCO INVESTORS, INC.
                                 5/16/02            5,000            66.8648
                                 5/15/02              500            66.8800
                    GABELLI ASSOCIATES LTD
                                 5/24/02            5,000            66.9000
                                 5/23/02            6,000            66.9000
                                 5/22/02            2,000            66.8850
                                 5/21/02            3,000            66.8758
                                 5/16/02            2,900            66.8648
                                 5/16/02            3,500            66.8676
                    GABELLI ASSOCIATES FUND
                                 5/24/02            5,000            66.9000
                                 5/23/02            4,000            66.9000
                                 5/22/02            2,000            66.8850
                                 5/21/02            2,193            66.8758
                                 5/16/02            5,000            66.8676
                    GABELLI ASSOCIATES FUND II
					   5/20/02              346-           66.9537
					   5/21/02              500            66.8800

          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.